EXHIBIT 14.1



                     CONSENT OF INDEPENDENT REGISTERED FIRM





We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 22, 2004 with respect to the consolidated financial statements and schedule of SuperCom Ltd for the three- year period ended December 31, 2003 included in the Registration Statement (Form 20-F) filed with the Securities and Exchange Commission.


                                                 Kost, Forer, Gabbay & Kasierer
                                                A Member of Ernst & Young Global



Tel-Aviv, Israel
September 12, 2004